CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Buffered Notes with Fixed Coupon linked to the iShares® MSCI EAFE Index Fund due October 24, 2012	$6,000,000	$687.60

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158385
PRICING SUPPLEMENT
Dated October 18, 2011
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009 and
Underlying Supplement no. 4 dated October 22, 2010)

HSBC USA Inc.
Buffered Notes with Fixed Coupon

}	$6,000,000 Buffered Notes with Fixed Coupon linked to the iShares® MSCI EAFE Index Fund

}	A term of approximately one year

}	Coupon payment of $63 at maturity

}	Protection from the first 20% of any losses in the reference asset, subject to the credit risk of HSBC USA Inc.

The Buffered Notes with Fixed Coupon (each a “Note” and collectively the “Notes") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.  The Notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the ”SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or underlying supplement no. 4.  Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes.  HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker dealers or will offer the Notes directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-5 of this document, page S-3 of the accompanying prospectus supplement and page US4-2 of the accompanying underlying supplement no. 4.

	Price to Public	Fees and Commissions1	Proceeds to Issuer
Per Note	$1,000	$2.50	$997.50
Total	$6,000,000	$15,000.00	$5,985,000.00

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

HSBC USA Inc. Buffered Notes with Fixed Coupon

Linked to the iShares® MSCI EAFE Index Fund

The offering of Notes has the respective terms described in this pricing supplement and the accompanying underlying supplement no. 4, prospectus supplement and prospectus.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement no. 4, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.

This pricing supplement relates to a single offering of Notes linked to the performance of the iShares® MSCI EAFE Index Fund (the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per Note

Reference Asset:	iShares® MSCI EAFE Index Fund (Ticker: EFA)

Pricing Date:	October 18, 2011

Trade Date:	October 18, 2011

Original Issue Date:	October 21, 2011

Final Valuation Date:	October 19, 2012, subject to adjustment as described below under the caption “Final Valuation Date and Maturity Date.”

Maturity Date:
3 business days after the Final Valuation Date, which is expected to be October 24, 2012.  The Maturity Date is subject to adjustment as described below under the caption “Final Valuation Date and Maturity Date.”

Payment at Maturity:	On the Maturity Date, for each Note, we will pay you the Final Settlement Value.

Final Settlement Value:
If the Reference Return is greater than or equal to the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:
$1,000 + Coupon Amount.

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:
$1,000 + [$1,000 × (Reference Return + 20%)] + Coupon Amount.

Under these circumstances, you will lose 1% of the Principal Amount of your Notes for each 1% that the Reference Return is below the Buffer Value.  For example, if the Reference Return is -40%, you will suffer a 20% loss and receive 80% of the Principal Amount at maturity, subject to the credit risk of HSBC.  If the Reference Return is less than the Buffer Value, you may lose up to 73.70% of your investment at maturity, subject to the credit risk of HSBC.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Price – Initial Price Initial Price

Buffer Value:	-20%

Coupon Amount:	$63

Initial Price:	$52.12

Final Price:
The Official Closing Price on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Official Closing Price:
The closing price of the iShares® MSCI EAFE Index Fund on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “EFA UP <EQUITY>” or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	4042K1QQ9 / US4042K1QQ94

Form of Notes:	Book-Entry

Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

GENERAL

This pricing supplement relates to a single Note offering linked to the Reference Asset identified on the cover page.  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset.  Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and underlying supplement no. 4 dated October 22, 2010.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement no. 4, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-5 of this pricing supplement, page US4-2 of the underlying supplement no. 4 and page S-3 of the prospectus supplement as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplement) with the SEC for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

PAYMENT ON THE NOTES

Maturity

On the Maturity Date, for each Note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as follows:

}	If the Reference Return is greater than or equal to the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + Coupon Amount.

}	If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

       $1,000 + [$1,000 × (Reference Return + 20%)] + Coupon Amount.

Under these circumstances, you will lose 1% of the Principal Amount of your Notes for every 1% that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 20% loss, if the Reference Return is -40%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC.  You should be aware that if the Reference Return is less than the Buffer Value, you may lose up to 73.70% of your investment at maturity, subject to the credit risk of HSBC.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Issuer

The reference issuer is iShares, Inc.

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}	You believe the value of the Reference Asset will increase moderately or not decline by more than 20% over the term of the Notes.

}	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below -20%.

}	You are willing to invest in the Notes based on the Coupon Amount of $63, which is the maximum return on the Notes.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are willing to forego dividends or other distributions paid to holders of the Reference Asset or the stocks comprising the Reference Asset.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the Notes to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe the Reference Return will be negative on the Final Valuation Date and will decline by more than 20% over the term of the Notes.

}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below -20%.

}	You are unwilling to invest in the Notes based on the Coupon Amount of $63, which is the maximum return on the Notes.

}	You seek an investment that provides a full return of principal.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid to holders of the Reference Asset or the stocks comprising the Reference Asset.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the Notes to maturity

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Notes.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and page US4-2 of underlying supplement no. 4.  Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying underlying supplement no. 4, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying underlying supplement no. 4 and the accompanying prospectus supplement, including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

}
“— Securities Prices Generally are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which they Trade and to a Lesser Extent, Foreign Markets” in underlying supplement no. 4; and

}	“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss.

You will be exposed to the decline in the Final Price from the Initial Price beyond the Buffer Value of -20%.  If the Reference Asset declines by more than the Buffer Value, you will lose 1% of your investment for every 1% decline in the Reference Asset beyond the Buffer Value.  Accordingly, if the Reference Return is below -20%, you may lose up to 73.70% of your investment at maturity.

The return on the Notes is limited to the Coupon Amount.

The maximum return on the Notes is the Coupon Amount of $63.  You will not receive a return on the Notes greater than the Coupon Amount.

Credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the Notes, including any return of principal or Coupon payable at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

No dividend payments or voting rights.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks comprising the Reference Asset or the Reference Asset itself would have.

An index fund and its underlying index are different.

The performance of an index fund may not exactly replicate the performance of the respective underlying index, because such index fund will reflect transaction costs and fees that are not included in the calculation of the respective underlying index.  It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the respective underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such fund or due to other circumstances.  An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to the respective underlying index and in managing cash flows.

The Reference Asset is subject to management risk.

The Reference Asset is not managed according to traditional methods of ‘‘active’’ investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the Reference Asset, utilizing a ‘‘passive’’ or indexing investment approach, attempts to approximate the investment performance of its underlying index by investing in a portfolio of securities that generally replicate the underlying index. Therefore, unless a specific security is removed from the underlying index, the Reference Asset generally would not sell a security because the security’s issuer was in financial trouble. In addition, the Reference Asset is subject to the risk that the investment strategy of the Reference Asset’s investment advisor may not produce the intended results.

There is limited anti-dilution protection.

For certain events affecting shares of the Reference Asset, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the Final Price which may affect your Final Settlement Value. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the Reference Asset. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the Reference Asset, the market price of the Notes and the Final Settlement Value may be materially and adversely affected.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amount payable on the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase the Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to its Initial Price.  We cannot predict the Final Price of the Reference Asset.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset to which your Notes are linked or the return on your Notes.  With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the total payment on the Notes on a $1,000 investment in the Notes for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Notes” as used below is the number, expressed as a percentage, that results from comparing the “Hypothetical Payment at Maturity” per $1,000 Principal Amount of Notes to $1,000.  The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the Notes are suitable to your investment goals.  The following table and examples reflect the following:

}	Principal Amount:	$1,000

}	Coupon Amount:	$63

}	Buffer Value:	-20%

Hypothetical Reference Return	Coupon Amount	Hypothetical Payment at Maturity	Hypothetical Return on the Notes
100.00%	$63.00	$1,063.00	6.30%
95.00%	$63.00	$1,063.00	6.30%
85.00%	$63.00	$1,063.00	6.30%
75.00%	$63.00	$1,063.00	6.30%
65.00%	$63.00	$1,063.00	6.30%
55.00%	$63.00	$1,063.00	6.30%
45.00%	$63.00	$1,063.00	6.30%
35.00%	$63.00	$1,063.00	6.30%
25.00%	$63.00	$1,063.00	6.30%
15.00%	$63.00	$1,063.00	6.30%
5.00%	$63.00	$1,063.00	6.30%
0.00%	$63.00	$1,063.00	6.30%
-5.00%	$63.00	$1,063.00	6.30%
-15.00%	$63.00	$1,063.00	6.30%
-20.00%	$63.00	$1,063.00	6.30%
-25.00%	$63.00	$1,013.00	1.300%
-26.30%	$63.00	$1,000.00	0.000%
-35.00%	$63.00	$913.00	-8.700%
-45.00%	$63.00	$813.00	-18.700%
-55.00%	$63.00	$713.00	-28.700%
-65.00%	$63.00	$613.00	-38.700%
-75.00%	$63.00	$513.00	-48.700%
-85.00%	$63.00	$413.00	-58.700%
-95.00%	$63.00	$313.00	-68.700%
-100.00%	$63.00	$263.00	-73.700%

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the Notes.

Example 1: The Reference Return is 55.00%.

Reference Return:	55.00%
Total Return on the Notes:	6.30%

Because the Reference Return is positive and greater than the Buffer Value, the Final Settlement Value would be $1,063.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + Coupon Amount

= $1,000 + $63.00

= $1,063.00

Example 1 shows you will receive the return of your principal investment if the Reference Return is greater than or equal to the Buffer Value.  In addition, at maturity you will receive a coupon payment of $63.00, regardless of the performance of the Reference Asset.

Example 2: The Reference Return is -15.00%.

Reference Return:	-15.00%
Total Return on the Notes:	6.30%

Because the Reference Return is negative but greater than the Buffer Value, the Final Settlement Value would be $1,063.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + Coupon Amount

= $1,000 + $63.00

= $1,063.00

Example 2 shows that you will receive the return of your principal investment if the Reference Return is greater than or equal to the Buffer Value.  In addition, at maturity you will receive a coupon payment of $63.00, regardless of the performance of the Reference Asset.

Example 3: The Reference Return is -55%.

Reference Return:	-55.00%
Total Return on the Notes:	-28.70%

Here, the Reference Return is -55.00%.  Because the Reference Return is less than the Buffer Value of -20%, the Final Settlement Value would be $713.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%)] + Coupon Amount

= $1,000 + [$1,000 × (-55.00% + 20%)] + $63.00

= $713.00

Example 3 shows that you will lose 1% of the Principal Amount of your Notes for every 1% decline in the Reference Asset beyond -20%.  YOU MAY LOSE UP TO 73.70% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY.  At maturity you will receive a coupon payment of $63.00, regardless of the performance of the Reference Asset.

THE iSHARES® MSCI EAFE INDEX FUND

Description of the EFA

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. As of October 18, 2011, the MSCI EAFE® Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” on page US4-25 of the accompanying underlying supplement no. 4.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the daily historical closing prices from October 19, 2006 through October 18, 2011.  The closing price for the EFA on October 18, 2011 was $51.65. We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EFA on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2006	3/31/2006	$65.52	$60.25	$64.99
4/3/2006	6/30/2006	$70.65	$59.40	$65.35
7/3/2006	9/29/2006	$68.52	$60.94	$67.78
10/2/2006	12/29/2006	$74.66	$67.61	$73.26
1/3/2007	3/30/2007	$77.18	$70.95	$76.27
4/2/2007	6/29/2007	$81.79	$76.05	$80.63
7/2/2007	9/28/2007	$85.50	$67.99	$82.56
10/1/2007	12/31/2007	$86.49	$78.00	$78.50
1/2/2008	3/31/2008	$79.22	$65.63	$71.90
4/1/2008	6/30/2008	$78.76	$68.06	$68.70
7/1/2008	9/30/2008	$68.39	$52.36	$56.30
10/1/2008	12/31/2008	$56.42	$35.53	$44.87
1/2/2009	3/31/2009	$45.61	$31.56	$37.59
4/1/2009	6/30/2009	$49.18	$37.28	$45.81
7/1/2009	9/30/2009	$56.31	$43.49	$54.70
10/1/2009	12/31/2009	$57.66	$52.42	$55.30
1/4/2010	3/31/2010	$58.00	$49.94	$56.00
4/1/2010	6/30/2010	$58.08	$45.86	$46.51
7/1/2010	9/30/2010	$55.81	$46.45	$54.92
10/1/2010	12/31/2010	$59.50	$53.85	$58.23
1/3/2011	3/31/2011	$61.98	$54.69	$60.09
4/1/2011	6/30/2011	$64.35	$56.71	$60.14
7/1/2011	9/30/2011	$60.86	$46.09	$47.75
10/3/2011*	10/18/2011*	$64.35	$45.46	$51.65

* As of the date of this pricing supplement available information for the fourth calendar quarter of 2011 includes data for the period from October 3, 2011 through October 18, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2011.

FINAL VALUATION DATE AND MATURITY DATE

If the Final Valuation Date is not a scheduled trading day (as defined in the accompanying underlying supplement no. 4), then the Final Valuation Date will be the next succeeding day that is a scheduled trading day. If a market disruption event (as defined in the accompanying underlying supplement no. 4) exists on the Final Valuation Date, then the Final Valuation Date will be the next scheduled trading day for which there is no market disruption event. If such market disruption event continues for five consecutive scheduled trading days, then that fifth scheduled trading day will nonetheless be the Final Valuation Date, and the Final Price will be determined by the calculation agent, in its sole discretion, using its estimate of the exchange traded prices for the Reference Asset that would have prevailed but for that market disruption event. If the Final Valuation Date is postponed, then the Maturity Date will also be postponed to the third business day following the latest of such postponed Final Valuation Dates.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated Payment at Maturity due and payable in the same general manner as described in “Payment at Maturity” in this pricing supplement.  In such a case, the third scheduled trading day for the Reference Asset immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the accelerated Reference Return.  If a market disruption event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will be the third business day following such accelerated postponed Final Valuation Date.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities—Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of up to 0.25%, or $2.50, per $1,000 Principal Amount of Notes.  HSBC Securities (USA) Inc. may pay referral fees to other broker-dealers of up to 0.25%, or $2.50, per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.  All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp.  In the opinion of Sidley Austin llp, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes.  Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to “cash settle” the Put Option, and a deposit with us of cash in an amount equal to the Principal Amount of the Note (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit.”  We intend to treat the Notes consistent with this approach and the balance of this summary so assumes.  However, other reasonable approaches are possible.  Pursuant to the terms of the Notes, you agree to treat each Note as consisting of the Deposit and the Put Option for all U.S. federal income tax purposes.  We intend to treat the Deposits as non-contingent debt instruments for U.S. federal income tax purposes.  Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for

U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to non-contingent debt instruments.

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the $63.00 Coupon Amount on the Notes among interest on the Deposit and Put Premium, $8.14 constitutes interest on the Deposit and $54.86 constitutes Put Premium.

If the Notes are redeemed prior to maturity, you should recognize the total Put Premium received as short-term capital gain at that time.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

We will not attempt to ascertain whether the issuer of any stock owned by the Reference Asset would be treated as a passive foreign investment company (“PFIC”), as defined for U.S. federal income tax purposes.  In the event that the issuer of any stock owned by the Reference Asset were treated as a PFIC certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of stock owned by the Reference Asset and consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock owned by the Reference Asset is or becomes a PFIC.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

TABLE OF CONTENTS
You should only rely on the information contained in this pricing supplement, any accompanying underlying supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, any accompanying underlying supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This pricing supplement, any accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this pricing supplement, any accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$6,000,000 Buffered Note with Fixed Coupon

October 18, 2011

PRICING SUPPLEMENT

Pricing Supplement
General	PS-3
Payment on the Notes	PS-3
Investor Suitability	PS-4
Risk Factors	PS-5
Illustrative Examples	PS-7
The iShares® MSCI EAFE Index Fund	PS-9
Final Valuation Date and Maturity Date	PS-10
Events of Default and Acceleration	PS-10
Supplemental Plan of Distribution (Conflicts of Interest)	PS-10
Certain U.S. Federal Income Tax Considerations	PS-10

Underlying Supplement No. 4
Risk Factors	US4-2
The SPDR® Dow Jones Industrial AverageSM ETF Trust	US4-9
The POWERSHARES QQQ TRUSTSM, SERIES 1	US4-12
The iShares® MSCI Mexico Investable Market Index Fund	US4-16
The iShares® MSCI Brazil Index Fund	US4-19
The iShares® MSCI Emerging Markets Index Fund	US4-22
The iShares® MSCI EAFE Index Fund	US4-25
The SPDR Trust Series 1	US4-27
The Market Vectors Gold Miners ETF	US4-31
The Oil Service HOLDRSSM Trust	US4-34
The iShares® Dow Jones U.S. Real Estate Index Fund	US4-36
The iShares® FTSE/Xinhua China 25 Index Fund	US4-39
The iShares® S&P Latin America 40 Index Fund	US4-43
The Financial Select Sector SPDR® Fund	US4-46
The Semiconductor HOLDRSSM Trust	US4-49
The iShares® Dow Jones Transportation Average Index Fund	US4-51
The Energy Select SPDR® Fund	US4-53
The Health Care Select SPDR® Fund	US4-56
Other Components	US4-59
Additional Terms of the Notes	US4-59

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59